UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2024

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-39209 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	COFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 25, 2024, ChoiceOne Financial Services, Inc. (the “Company”), ChoiceOne Bank, the Company’s wholly-owned subsidiary (the “Bank”), and D.A. Davidson & Co. (the “Underwriter”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with respect to the issuance and sale (the “Offering”) of 1,200,000 shares of Company common stock, no par value per share (the “Firm Shares”). As part of the Offering, the Company also granted the Underwriter a 30-day option to purchase up to an additional 180,000 shares of Company common stock, no par value per share, to cover over-allotments (the “Option Shares”, and together with the Firm Shares, the “Shares”).

Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Company, the Firm Shares at a purchase price of $25.00 per share (the “Purchase Price”) and up to the number of Option Shares at the Purchase Price. After deducting underwriting discounts and commissions, the proceeds to the Company before expenses are anticipated to be approximately $28.2 million, assuming no purchase of the Option Shares by the Underwriter.

Pursuant to the Underwriting Agreement, the directors and certain executive officers of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of the Company’s securities, subject to certain exceptions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Bank, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, as amended, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Consequently, persons other than the parties to such agreement may not rely upon the representations and warranties in the Underwriting Agreement as characterizations of actual facts or circumstances as of the date of the Underwriting Agreement or as of any other date. The Underwriting Agreement is not intended to provide any other factual information about the Company or the Bank. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Offering is being made pursuant to a prospectus supplement dated July 25, 2024, which is part of the Company’s Registration Statement on Form S-3 (File No. 333-272337), dated and filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2023 and declared effective by the SEC on June 20, 2023.

A copy of the opinion of Warner Norcross + Judd LLP with respect to the issuance of the Firm Shares, together with its related consent, are attached hereto as Exhibits 5.1 and 23.1, respectively.

Item 8.01	Other Events.

On July 25, 2024, the Company issued a press release announcing the pricing of the Offering and execution of the Underwriting Agreement, which is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits:
		1.1	Underwriting Agreement, dated July 25, 2024, among ChoiceOne Financial Services, Inc., ChoiceOne Bank and D.A. Davidson & Co.
		5.1	Opinion of Warner Norcross + Judd LLP.
		23.1	Consent of Warner Norcross + Judd LLP (included in opinion filed as Exhibit 5.1).
		99.1	Offering Pricing Press Release dated July 25, 2024.
		104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 25, 2024	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Adom J. Greenland
Adom J. Greenland Its Chief Financial Officer and Treasurer